EXHIBIT 5

                     [SCHIFF HARDIN & WAITE LETTERHEAD]

   Christopher J. Zinski
   (312) 258-5548

                                      January 31, 2002

   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C. 20549-1004

        Re:  First Mid-Illinois Bancshares, Inc.   Registration of
             150,000 Shares of Common Stock on Form S-3
             -----------------------------------------------------

   Ladies and Gentlemen:

             We have acted as counsel to First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") covering 150,000 shares of common stock, par value $4.00 per share (the "Common Stock"), to be issued pursuant to the First Mid-Illinois Bancshares, Inc. Dividend Reinvestment Plan (the "Plan").

             In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

             Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are issued in accordance with the terms of the Plan and as contemplated in the Registration Statement, will, when so issued, be legally issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE



                                      By:  /s/ Christopher J. Zinski
                                           -----------------------------
                                           Christopher J. Zinski